UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2021 (February 10, 2021)
Commission File Number 01-13697

MOHAWK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	52-1604305
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

160 S. Industrial Blvd., Calhoun, Georgia	30701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 629-7721

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	MHK	New York Stock Exchange
Floating Rate Notes due 2021		New York Stock Exchange
2.000% Senior Notes due 2022		New York Stock Exchange

Item 2.02 Results of Operations and Financial Condition.

The information in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished pursuant to Item 2.02 and shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On February 11, 2021, Mohawk Industries, Inc. (the "Company") issued a press release to report the Company’s earnings for the fiscal quarter and year ended December 31, 2020, which is attached to this report as Exhibit 99.1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2021, the Company announced the appointment of James F. Brunk as Chief Financial Officer, effective April 1, 2021.

“I have worked with Jim for many years, and I am confident that he will do an excellent job as our chief financial officer,” said Jeff Lorberbaum, Mohawk’s chairman and chief executive officer. “He has a deep understanding of our global operations and will positively influence our performance. His expertise in financial planning and analysis, mergers and acquisitions, accounting and investor relations has been exhibited throughout his three-decade career.”

Since May 2009, Brunk, 55, has served as Mohawk’s corporate controller and chief accounting officer. He joined the Company in 2006 as chief financial officer of the Mohawk Home division. Before becoming part of the Company, Brunk held finance and operations roles of progressively greater responsibility with major manufacturing companies.

“I’m honored to take on the CFO position at Mohawk, where I’ve had the opportunity to grow personally and professionally over the past fifteen years,” said Brunk. “I’ve had the privilege to partner with a finance team comprised of talented experts in many disciplines, focused both on protecting and delivering results for the business. I look forward to leading our finance team and partnering with our management team and board of directors as we identify new initiatives to strengthen the Company.”

Since returning to Mohawk as chief financial officer in April 2020, Frank H. Boykin has worked closely with Brunk to ensure a smooth transition and will retire as planned in April this year. Boykin previously served as Mohawk’s chief financial officer from January 2005.

In connection with Brunk’s appointment, the Compensation Committee of the Board of Directors of the Company approved an annualized base salary of $575,000 and participation in the Company’s annual cash bonus and equity incentive plans on similar terms as our other senior executives, and a time-vesting equity award of equal to $500,000 of restricted stock units. The retention equity award will vest on the fifth anniversary of the date of grant, subject to continued employment.

Effective April 1, 2021, Steven H. Lee (age 50) has been promoted to the position of Chief Accounting Officer and Corporate Controller of the Company, succeeding Brunk in such positions. Lee joined the Company in July 2012 as Senior Director, Assistant Corporate Controller, then served as Vice President-Finance and Chief Financial Officer of the Company’s European Ceramic business from July 2015 to September 2018 and has served as Vice President – Assistant Controller since September 2018.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated February 11, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Industries, Inc.
Date:	February 11, 2021	By:	/s/ R. David Patton
R. David Patton
Vice President Business Strategy, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit

99.1	Press release dated February 11, 2021.